Exhibit 5.3

Brownstein Hyatt Farber Schreck, LLP
702.382.2101 main 100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

October 3, 2025

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, California 94608

To the addressee set forth above:

We have acted as local Nevada counsel to XOMA Royalty Corporation, a Nevada corporation (the “Company”), in connection with the transactions contemplated by that certain Sales Agreement, dated as of October 3, 2025 (the “Sales Agreement”), by and between the Company and H.C. Wainwright & Co., LLC, as agent, relating to the issuance and sale by the Company of that number of depositary shares (the “Depositary Shares”) having an aggregate offering price of up to $50,000,000, each such Depositary Share representing a 1/1000th fractional interest in a share (each such share, an “Underlying Preferred Share”, and such shares collectively, the “Underlying Preferred Shares“, and together with the Depositary Shares, the “Securities”) of the Company’s 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share (the “Series B Preferred Stock”), all as more fully described in the base prospectus, dated June 17, 2024 (the “Base Prospectus”), contained in the Registration Statement on Form S-3 (File No. 333-277794) (the “Registration Statement”), as supplemented by the prospectus supplements, each dated October 3, 2025 (together with the Base Prospectus, the “Prospectus”), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Depositary Shares and the Underlying Preferred Shares, as applicable, as contemplated by the Transaction Documents (as defined below), and as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents, and the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, (a) we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Sales Agreement, including the form of placement notice set forth therein (each, a “Placement Notice”), (iii) the Deposit Agreement, dated as of April 9, 2021, by and among the Company, American Stock Transfer & Trust Company, LLC, as depositary (the “Depositary”), and the holders of the Depositary Shares (and the corresponding depositary receipts) issued thereunder (the “Deposit Agreement”, and together with the Sales Agreement and Placement Notice(s), the “Transaction Documents”), (iv) the Company’s articles of incorporation and bylaws, each as amended to date, and (v) such other agreements, instruments, corporate records (including, without limitation, resolutions adopted by the board of directors and any committee thereof) and documents, or forms thereof, as we have deemed necessary or appropriate, and (b) we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

XOMA Royalty Corporation

October 3, 2025

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that: (i) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) the obligations of each party set forth in the documents we have examined are or will be its valid and binding obligations, enforceable against such party in accordance with their respective terms; (iii) each natural person executing a document has or will have sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (v) prior to any issuance of Depositary Shares, each Placement Notice with respect to such Depositary Shares will have been duly executed and delivered by the Company and the other parties thereto in accordance with the Sales Agreement; (vi) the Underlying Preferred Shares have been or will be deposited with the Depository in accordance with the terms of the Deposit Agreement; (vii) after the issuance of any Underlying Preferred Shares, the total number of issued and outstanding shares of Series B Preferred Stock, together with the total number of shares of Series B Preferred Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan, arrangement or otherwise, will not exceed the total number of shares of Series B Preferred Stock then authorized under the Company’s articles of incorporation; and (viii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Underlying Preferred Shares have been duly authorized by the Company and if, when and to the extent any Underlying Preferred Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Transaction Documents, including payment in full to the Company of all consideration required therefor, and as described in the Registration Statement and the Prospectus, such Underlying Preferred Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after the date hereof. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

XOMA Royalty Corporation

October 3, 2025

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP